UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Fellow Stockholders:

We are pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 15, 2007, at 11:00 a.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC, 20036.

Details regarding admission to the Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
/s/ William P. Angrick, III
William P. Angrick, III
Chairman of the Board and
Chief Executive Officer

LIQUIDITY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 15, 2007

Time and Date	11:00 a.m. (Eastern Time) on February 15, 2007.
Place	The offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC, 20036.
Items of Business	• Elect two Class I directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2010 or until their respective successors have been elected or appointed;
• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007; and
• Transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.
Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 23, 2007.
Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,
/s/ James E. Williams
James E. Williams
Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.
1920 L STREET, NW, 6th FLOOR
WASHINGTON, DC 20036

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

We are sending you this proxy statement as part of a solicitation by the Board of Directors of Liquidity Services, Inc. for use at our 2007 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms “us,” “we,” “our,” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries.

You are invited to attend our Annual Meeting of Stockholders on Thursday, February 15, 2007, beginning at 11:00 a.m., Eastern Time. The Meeting will be held at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC, 20036.

This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2006 Annual Report are first being mailed starting on or about January 26, 2007.

Do I need a ticket to attend the Meeting?

You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Meeting, please vote your proxy prior to the Meeting but keep the admission ticket and bring it with you to the Meeting.

If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of Liquidity Services stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to:

Liquidity Services, Inc.

Attn: Julie Davis

1920 L Street, NW, 6th Floor

Washington, DC 20036

All stockholders also must present a form of personal identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Who is entitled to vote at the Meeting?

Holders of Liquidity Services common stock at the close of business on January 23, 2007 (the “Record Date”) are entitled to receive this Notice and to vote their shares at the Meeting. As of January 15, 2007, there were 27,617,555 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Liquidity Services’ transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2006 Annual Report have been sent directly to you by Liquidity Services.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2006 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

You may vote using any of the following methods:

By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

By Telephone or on the Internet

The telephone and Internet voting procedures established by Liquidity Services for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.

The website for Internet voting is www.computershare.com/equiserve. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 14, 2007.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In Person at the Meeting

All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•       sending written notice to the Corporate Secretary of the Company;

•       timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•       voting in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast as votes at the Meeting.

What shares can I vote?

You can vote all shares that you owned on January 23, 2007, the record date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43010, Providence, RI 02940-3010; from within the United States by telephone: (800) 662-7232; from outside the United States by telephone: (781) 575-2879).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other nominees.

Is there a list of stockholders entitled to vote at the Meeting?

The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:30 a.m. and 4:30 p.m., at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

In the election of directors, you may vote “for” all of the nominees, or your vote may be “withheld” with respect to one or both of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against,” or you may indicate that you wish to “abstain” from voting on this matter.

What are the voting requirements to elect the directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Because the matters being voted upon at the Meeting are not among the specified matters on which banks, brokers or other holders of record holding shares for a beneficial owner are prohibited from voting undirected shares, we believe that there will be no broker non-votes at the Meeting.

A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares present at the Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee.

Under our bylaws, the affirmative vote of the majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” this item.

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees named in the proxy statement and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007).

Could other matters be decided at the Meeting?

At the date of this proxy statement, we did not know of any matters to be raised at the Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at  www.liquidityservicesinc.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record:   You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/equiserve and following the enrollment instructions.

Beneficial Owners:   If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the principles annually and recommends changes to the Board of Directors as appropriate. Our Corporate Governance Principles are available on our website at www.liquidityservicesinc.com under the captions “Investors—Corporate Governance—Governance Documents.” Stockholders may request free copies of our Corporate Governance Principles by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036.

Among other matters, the Corporate Governance Principles contain the following items concerning the Board of Directors:

•       The Board of Directors, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•       A majority of the Board is made up of independent directors. An “independent” director is a director who meets the independence requirements of the NASDAQ Stock Market, Inc. for directors, as determined by the Board. The Board has adopted standards to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee.

•       The Board is divided into three classes, equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders.

•       The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer. The Board may in its discretion separate the roles if it deems it advisable and in the Company’s best interests to do so.

•       The Board does not have a mandatory retirement policy.

•       The Chairman and CEO establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•       The independent directors meet in executive session without management present at least twice per year.

•       The Board reviews the Company’s long-term strategic plan and business unit initiatives at least annually.

•       The Board has three standing committees: Audit, Corporate Governance and Nominating and Compensation. The Audit, Corporate Governance and Nominating, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

•       The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and are appointed by the full Board.

•       At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•       The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•       The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation for service on the Board.

•       The Board plans for succession to the position of Chairman and CEO as well as certain other senior management positions. These plans are reviewed by the Corporate Governance and Nominating Committee. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors. The Chairman and CEO also makes available to the Board, on a continuing basis, recommendations regarding who should assume the position of Chairman and CEO in the event that he or she becomes unable or unwilling to perform the duties of this position.

•       The Compensation Committee is responsible for setting and approving annual and long-term performance goals for the CEO and for evaluating the CEO’s performance against those goals. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering and approving the CEO’s compensation.

•       The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•       The Board conducts an annual self-evaluation to assess its performance and the performance of the Audit, Corporate Governance and Nominating, and Compensation Committees. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Governance Information

Executive Sessions

Liquidity Services’ independent directors meet in executive session without management present at least twice per year. The presiding director at the executive session is selected by a majority of the independent directors.

Communications with Directors

Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the General Counsel and Corporate Secretary, Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the General Counsel and Corporate Secretary at the same address.

Our General Counsel and Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the General Counsel and Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the General Counsel and Corporate Secretary that is intended for the Board and request copies of any such correspondence.

In addition, the Audit Committee of our Board of Directors has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 475-8376. Concerns may be submitted anonymously and confidentially.

Director Independence Standards

Pursuant to the NASDAQ Stock Market, Inc. listing standards, the Board of Directors has adopted a set of categorical standards to assist it in assessing the independence of directors. Under these standards, an independent director is a person that the Board of Directors determines to be free of any relationship with Liquidity Services and to meet the requirements for “Director Independence” of the NASDAQ Stock Market, Inc. The standards specify the criteria by which independence will be determined, including guidelines for directors and their immediate family members with respect to employment or past employment with Liquidity Services, receipt of compensation from Liquidity Services, relationships with Liquidity Services’ internal or external auditor, employment with a company if an executive officer of Liquidity Services serves on that company’s Compensation Committee, employment with a company that has made payments to or received payments from Liquidity Services in excess of certain amounts, or service as an executive officer of a non-profit organization to which Liquidity Services has made contributions in excess of certain amounts.

The Board of Directors has determined that Messrs. Clough, Fowler, Gross and Kramer are independent under these standards.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, employees and all individual contractors providing services to or on behalf of the Company in order to protect and promote organization-wide integrity and to enhance Liquidity Services’ ability to achieve its mission.

The code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets, working with customers, suppliers and governments, protecting the Company’s information and obtaining information regarding other companies.

All directors, officers, employees and contractors are obligated to report violations and suspected violations of the code and any concerns they may have pertaining to non-compliance with the code by following certain procedures described in the code. All reports of suspected code violations will be forwarded to the General Counsel, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

Our Corporate Code of Business Conduct and Ethics is available on our website at www.liquidityservicesinc.com under the captions “Investors—Corporate Governance—Governance Documents.”  A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

Board and Committee Membership

Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Board of Directors met 10 times and acted one time by unanimous written consent during fiscal 2006. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he was a director and of each standing committee on which he served during the period in which the director served as a member of that committee, except for Mr. Gross, who missed one of the two meetings of the Corporate Governance and Nominating Committee. Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders.

The table below provides fiscal 2006 membership information for the Board of Directors and each standing committee of the Board.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Corporate Governance and Nominating Committee Member
Mr. Angrick	Class I director	2007
Mr. Fowler	Class I director	2007	X	*
Mr. Clough	Class II director	2008			X		X
Mr. Mateus-Tique	Class II director	2008
Mr. Gross	Class III director	2009	X		X	*	X
Mr. Kramer	Class III director	2009	X		X		X	*

*                    Chair

The Audit Committee

Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of Liquidity Services’ management, Liquidity Services’ independent registered public accounting firm, and Liquidity Services’ General Counsel, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing the accounting and financial reporting processes of Liquidity Services and the audits of Liquidity Services’ financial statements, including the integrity of the financial statements, Liquidity Services’ compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, the performance of Liquidity Services’ independent auditors, and the preparation of a report of the Audit Committee to be included in Liquidity Services’ annual proxy statement. The Audit Committee is responsible for:

•       Directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Committee;

•       Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors;

•       At least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•       At least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence. As part of such annual review, the Committee will obtain and review a report by the independent auditors describing all relationships between the independent auditors and the Company, consistent with professional standards applicable to independent auditors, and any other relationships that may impact the independent auditors’ independence;

•       Upon completion of the annual audit, reviewing with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company;

•       Meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Annual and Quarterly Reports the Company files with the SEC;

•       Reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•       Reviewing and discussing with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure;

•       Reviewing the adequacy and effectiveness of the Company’s internal auditing procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•       Reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•       Overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s code of conduct and programs to monitor compliance with such code;

•       Establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters. These procedures address the receipt, retention, and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters;

•       Investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

•       Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

•       Establishing policies for the hiring of employees and former employees of the independent auditors;

•       Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

•       Performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

The Audit Committee has the authority to retain, at Liquidity Services’ expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Audit Committee met seven times and did not taken any actions by unanimous written consent during fiscal 2006.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Fowler (Chairperson), Gross and Kramer. The Board of Directors has determined that each is independent, as defined by the Company’s director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC, and that Mr. Fowler is an “audit committee financial expert” for purposes of the rules of the SEC.

Under the rules of the SEC, members of the Audit Committee must meet heightened independence standards. The Board of Directors has determined that each of Messrs. Fowler, Gross and Kramer meet these heightened independence standards.

The report of the Audit Committee is included herein on page 22. A copy of the Audit Committee Charter is attached as Annex 1 to this proxy statement and is available on our website at www.liquidityservicesinc.com, under the captions “Investors—Corporate Governance—Committee Charters.”  A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

The Corporate Governance and Nominating Committee

Under the terms of its Charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

•       Developing and recommending to the Board criteria for identifying and evaluating director candidates;

•       Identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•       Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•       Establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•       Recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•       Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•       Developing and recommending to the Board a set of corporate governance principles and reviewing and recommending changes to these principles, as necessary;

•       Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•       Recommending to the Board candidates for appointment to Board committees;

•       Reviewing and recommending to the Board retirement and other tenure policies for directors;

•       Reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•       Reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•       Overseeing the annual evaluation of the Board and its committees;

•       Annually evaluating the performance of the Committee and the adequacy of the Committee’s charter and recommending changes to the Board as appropriate.

The Corporate Governance and Nominating Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Corporate Governance and Nominating Committee met two times during fiscal 2006 and did not take any actions by unanimous written consent during fiscal 2006.

The members of the Corporate Governance and Nominating Committee as of the date of this proxy statement are Messrs. Kramer (Chairperson), Gross and Clough. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the Company’s director independence standards and the rules of the NASDAQ Stock Market, Inc.

A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.liquidityservicesinc.com, under the captions “Investors—Corporate Governance—Committee Charters.”  A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

The Corporate Governance and Nominating Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior level experience, an ability to exercise sound judgment, an ability to make independent analytical inquiries, a willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Committee considers the number of other boards of public companies on which the candidate serves. The Committee believes that the Board should also include members who have specific industry experience and familiarity with general issues affecting our business.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

The Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”  Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Committee’s Charter, and in our Corporate Governance Principles, will be evaluated by the Corporate Governance Committee in the same manner as the Committee’s nominees.

The Compensation Committee

Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of Liquidity Services’ executive officers and to produce the annual report on executive compensation to be included in Liquidity Services’ annual proxy statement. The Compensation Committee is specifically responsible for:

•       Overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•       Administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans;

•       Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and for evaluating and approving the CEO’s performance in light of those goals and objectives;

•       Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendation of the CEO;

•       Approving stock option and other stock incentive awards for all employees;

•       Reviewing and approving the structure of other benefit plans pertaining to executive officers;

•       Reviewing and recommending employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

•       Approving, amending or modifying the terms of any compensation or benefit plan that does not require stockholder approval;

•       Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

•       Annually evaluating the performance of the Committee and the adequacy of the Committee’s charter and recommending changes to the Board as appropriate; and

•       Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

The Compensation Committee has the authority to retain, at Liquidity Services’ expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Compensation Committee met eight times and did not take any actions by unanimous written consent in fiscal 2006.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Gross (Chairperson), Kramer and Clough. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the NASDAQ Stock Market, Inc.

A copy of the Compensation Committee Charter is available on our website at www.liquidityservicesinc.com, under the captions “Investors—Corporate Governance—Committee Charters.”  A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

Compensation of Non-Employee Directors

Under our policy, non-employee directors will receive an annual retainer of $25,000. Committee chairs will receive an additional annual retainer as follows: $10,000 for the Audit Committee and $5,000 for the Compensation Committee and the Corporate Governance and Nominating Committee. All amounts will be paid to directors quarterly in arrears. In addition, commencing with our fiscal 2007 year, our directors may also elect to receive payment of their entire retainer in the form of stock options by making an irrevocable one-time annual election, prior to the beginning of the fiscal year with respect to which the election is made. We use the Black-Scholes model to determine the number of options each director is entitled to receive pursuant to this election. In addition, under our policy, our directors (other than our Chief Executive Officer and Chief Operating Officer) were reimbursed for the expenses they incurred in attending meetings of the Board or Board committees.  We granted each of our non-employee directors options to purchase 20,000 shares of our common stock pursuant to our policy, which provided that non-employee directors are entitled to receive $30,000 in stock options  in fiscal 2006. The determination of the number of options was made using the Black-Scholes model.

The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth the information regarding ownership of our common stock as of January 15, 2007 by holders of more than 5% of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 1920 L Street, NW, 6th Floor, Washington, DC, 20036.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders:
Entities affiliated with ABS Capital Partners(1)	3,262,643	11.7%
Named Executive Officers, Directors and Director Nominee:
William P. Angrick, III(2)	8,641,267	31.0
Jaime Mateus-Tique(3)	3,896,708	14.0
Benjamin R. Brown(4)	611,661	2.2
James M. Rallo(5)	189,265	*
Thomas B. Burton(6)	107,631	*
Phillip A. Clough(7)	3,262,643	11.7
Patrick W. Gross (8)	220,000	*
Franklin D. Kramer	150,000	*
F. David Fowler	—	—
All executive officers, directors and director nominee as a group (9 persons)	17,084,458	61.3%

*                    Less than 1% of the outstanding shares of our common stock.

(1)          Consists of the following shares held by the following entities:

(a)         2,887,105 shares held by ABS Capital Partners IV, L.P. (“ABS Capital Partners IV”);

(b)         96,664 held by ABS Capital Partners IV-A, L.P. (“ABS Capital Partners IV-A”);

(c)          165,817 shares held by ABS Capital Partners IV Offshore, L.P. (“ABS Capital Partners IV Offshore”); and

(d)         113,057 shares held by ABS Capital Partners IV Special Offshore, L.P. (“ABS Capital Partners IV Special Offshore,” and together with ABS Capital Partners IV, ABS Capital Partners IV-A, ABS Capital Partners IV Offshore, the “ABS Entities”) and options exercisable as of January 15, 2007 or within 60 days from such date.

ABS Partners IV, LLC is the general partner of these entities and has voting and dispositive powers over these shares. The address for these entities affiliated with ABS Capital Partners is 400 East Pratt Street, Suite 910, Baltimore, MD 21202-3116.

(2)          Includes:

(a)         473,104 shares of common stock held by the William P. Angrick, III 2005 Qualified Grantor Retained Annuity Trust; and

(b)         473,104 shares of common stock held by the Stephanie S. Angrick 2005 Qualified Grantor Retained Annuity Trust.

(3)          Includes 700,000 shares of common stock held by the Jaime Mateus-Tique 2005 Qualified Grantor Retained Annuity Trust, 35,000 shares held by the Mateus-Tique Foundation and options exercisable as of January 15, 2007 or within 60 days from such date.

(4)          Includes 165,586 shares of common stock held by the Benjamin Brown 2005 Qualified Grantor Retained Annuity Trust and options exercisable as of January 15, 2007 or within 60 days from such date.

(5)          Includes 101,249 shares of common stock issuable pursuant to options held by Mr. Rallo that are exercisable as of January 15, 2007 or within 60 days of such date.

(6)          Includes 26,031 shares of common stock issuable pursuant to options held by Mr. Burton that are currently exercisable or that are exercisable within 60 days of January 15, 2007.

(7)          Consists of :

(a)         2,887,105 shares held by ABS Capital Partners;

(b)         96,664 held by ABS Capital Partners IV-A;

(c)          165,817 shares held by ABS Capital Partners IV Offshore; and

(d)         113,057 shares held by ABS Capital Partners IV Special Offshore and options exercisable as of January 15, 2007 or within 60 days from such date.

Mr. Phillip Clough is a managing member of ABS Partners IV, LLC, which is the general partner of the ABS Entities. ABS Partners IV, LLC exercises voting and dispositive power over the shares held by the ABS Entities. Mr. Clough disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. The address for these entities affiliated with ABS Capital Partners is 400 East Pratt Street, Suite 910, Baltimore, MD 21202-3116.

(8)          Includes 20,000 shares held by Sheila Proby Gross, 25,000 shares held by the Geoffrey Gross Trust and 25,000 shares held by the Stephanie Gross Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in Liquidity Services’ common stock with the SEC. Based solely on these records, we believe that in fiscal 2006 all persons satisfied these filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a policy that all transactions between our company and our officers, directors, principal stockholders and their affiliates will be on terms no less favorable to our company than could be obtained by our company from unrelated third parties, and will be approved by the Audit Committee.

In September 2004, we issued 3,262,643 shares of Series C preferred stock, all of which shares were converted into common stock immediately prior to the closing of our public offering in February 2006, to entities related to ABS Capital Partners in exchange for approximately $20 million in cash. In December 2004, we used all of the proceeds from this transaction to pay a special dividend to all holders of our capital stock. Our Series A preferred stock and Series B preferred stock were either repurchased or converted into common stock in 2003 and 2004. We have no outstanding shares of Series A preferred stock or Series B preferred stock.

Registration Rights

Pursuant to the registration rights agreement with the ABS Entities dated September 3, 2004, in the event that we become eligible to register securities by means of a registration statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), the ABS entities, holders of 3,262,643 shares of common stock, have rights to require that we register the resale of registrable shares held by them provided that the reasonably anticipated aggregate price to the public of such securities is at least $1 million. We are obligated to effect unlimited registrations on Form S-3. In connection with any of these registrations, we will indemnify the selling stockholders in such transactions and bear all registration fees, costs, and expenses except for transfer taxes and underwriting discounts or commissions applicable to the sale of the converted shares of common stock. Subject to limitations provided in the agreement, the ABS Entities will also have rights to require us to register their shares when we are registering shares for sale on our own behalf or for sale by another stockholder.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. Our Class I directors are William P. Angrick, III and F. David Fowler, and their term ends at this Annual Meeting upon the election and qualification of their successors. Our Class II directors are Phillip A. Clough and Jaime Mateus-Tique, and their term ends at the Annual Meeting of Stockholders in 2008 upon the election and qualification of their successors. Our Class III directors are Patrick W. Gross and Franklin D. Kramer, and their term ends at the Annual Meeting of Stockholders in 2009.

With respect to the Class I directors to be elected at the Meeting, each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2010 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If either nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation and certain other information about the nominees and the additional members of our Board of Directors are set forth on the following pages.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

BOARD OF DIRECTORS

Name and Age as of January 15, 2007	Position, Principal Occupation, Business Experience and Directorships
William P. Angrick, III	Mr. Angrick is a co-founder of Liquidity Services who has served as the
Age 39

Chairman of the Board of Directors and Chief Executive Officer of LSI since January 2000. Mr. Angrick served as Vice President of Deutsche Banc Alex. Brown’s Consumer and Business Services Investment Banking Group from 1995 to 1999. Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

Jaime Mateus-Tique	Mr. Mateus-Tique is a co-founder of Liquidity Services who has served as
Age 40

President, Chief Operating Officer and Director of LSI since April 2000. Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Mr. Mateus-Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master’s degree from Ecole Des Hautes Etudes Commerciales in Paris.

Phillip A. Clough	Mr. Clough has served as a director of Liquidity Services since
Age 45

September 2004. Since September 2001, Mr. Clough has been a General Partner of ABS Capital Partners (“ABS”), a private equity firm focused on investments in growth companies in the technology, business services, media and communications and health care industries. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a publicly traded global provider of outsourced customer support services, from May 1998 to March 2001. In addition to serving as a director of Liquidity Services, Mr. Clough currently serves on the board of directors of various private companies. May 1998 to March 2001. In addition to serving as a director of LSI, Mr. Clough currently serves on the board of directors of various private companies.

F. David Fowler	Mr. Fowler has served as a director of Liquidity Services since
Age 73

February 2006. Mr. Fowler was the dean of the School of Business and Public Management at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, DC office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm’s board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee.

Name and Age as of January 15, 2007	Position, Principal Occupation, Business Experience and Directorships
Patrick W. Gross	Mr. Gross has served as a director of LSI since February 2001. Mr. Gross
Age 62

has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served in a variety of positions from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development, and systems integration firm. Mr. Gross is also a director of Capital One Financial Corporation, a publicly traded commercial bank, Career Education Corporation, a publicly traded provider of post secondary educational services, Mobius Management Systems, Inc., a publicly traded provider of integrated solutions for total content management, Taleo Corporation, a publicly traded provider of talent management solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross also currently serves on the board of directors of various private companies.

Franklin D. Kramer	Mr. Kramer has served as a director of LSI since September 2001. Since
Age 61

February 2004, Mr. Kramer has been an independent consultant. From March 2001 to May 2005, Mr. Kramer was a lawyer with Shea & Gardner, now Goodwin Procter LLP. Mr. Kramer served as a director of Changing World Technologies, Inc., a privately held energy and environmental service company from February 2002 to April 2006. From February 2002 to December 2003, Mr. Kramer served as Executive Vice President of Changing World Technologies. From January 2004 to January 2006, Mr. Kramer served as a consultant to Changing World Technologies. From March 1996 through February 2001, Mr. Kramer served as Assistant U.S. Secretary of Defense for International Security Affairs. Mr. Kramer currently serves on the board of directors and board of advisors of various organizations and private companies.

EXECUTIVE OFFICERS AND MANAGEMENT

Below you can find information, including biographical information, about our current executive officers (other than Messrs. Angrick and Mateus-Tique, whose biographical information appears above):

Name	Age	Position
Benjamin R. Brown	33	Chairman, LSI’s Technology Advisory Committee, and Chief Technology Officer, Government Liquidation.com, LLC
James M. Rallo	41	Chief Financial Officer and Treasurer
Thomas B. Burton	48	President and Chief Operating Officer, Government Liquidation.com, LLC
James E. Williams	39	Vice President, General Counsel and Corporate Secretary

Benjamin R. Brown is a co-founder of our company who has served as Chairman of LSI’s Technology Advisory Committee, and Chief Technology Officer of Government Liquidation.com, LLC, our wholly-owned subsidiary, since August 2001. Mr. Brown served as Chief Technology Officer of LSI from January 2000 to August 2001. Mr. Brown was a consultant and lead developer and architect for IBM, Delta, Hewlett Packard, Merrill Lynch and Simon & Schuster from 1995 to 1999. Mr. Brown holds a B.B.A. with honors from the University of Georgia in Management Information Systems and Risk Management.

James M. Rallo has served as Chief Financial Officer and Treasurer of LSI since February 2005. Prior to joining our company, Mr. Rallo served as Chief Financial Officer and Treasurer of Sleep Services of America, Inc. from July 1999 to February 2005. Mr. Rallo served as Vice President of Deutsche Banc Alex. Brown’s Healthcare Investment Banking Group from June 1995 to July 1999. Mr. Rallo holds an M.B.A. from the Smith School of Business at the University of Maryland and a B.S. from Washington and Lee University. Mr. Rallo earned his CPA certificate in 1991.

Thomas B. Burton has served as President and Chief Operating Officer of Government Liquidation.com, LLC, our wholly-owned subsidiary, since June 2001. Mr. Burton served as LSI’s Director of Government Surplus from September 2000 through May 2001. Prior to joining our company in September 2000, Mr. Burton served as the Western Region Director of EG&G Technical Services, a government contractor, from August 1990 to September 2000. Mr. Burton holds a B.S. from Cameron University.

James E. Williams has served as our Vice President, General Counsel and Corporate Secretary since November 2005. Prior to joining our company, Mr. Williams was an independent consultant from March 2004 to November 2005. Mr. Williams served as Vice President, General Counsel and Secretary from October 2003 until February 2004 and as Senior Corporate Counsel from July 2002 to September 2003 for Acterna, a provider of telecommunications and test and measurement solutions that was recently acquired by JDS Uniphase Corporation. From June 2000 to June 2002 he served as Assistant General Counsel for PathNet Telecommunications, formerly a wholesale telecommunications provider. Mr. Williams was a corporate associate at the law firms of Kirkland & Ellis and Wilson Sonsini, Goodrich & Rosati. He received his B.A. from Brown University and his J.D. from the University of Chicago Law School.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2007.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2006, and September 30, 2005, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2006	Fiscal 2005
Audit fees(1)	$1,080,178	$222,100
Audit-related fees(2)	37,500	20,850
Tax fees(3)	5,000	0
Subtotal	$1,122,678	241,950
All other fees	N/A	N/A
Total fees	$1,122,678	$241,950

(1)          Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, and timely review of the unaudited quarterly financial statements. This amount includes $659,215 in costs associated with our initial public offering incurred during fiscal 2006 and $18,950 in costs associated with our initial public offering incurred during fiscal 2005.

(2)          Audit-related fees consisted principally of fees incurred in connection with one of our employee benefit plans.

(3)          Tax fees consisted principally of tax compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The pre-approval policy applies to audit services, audit-related services, tax services and other services. In some cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

Liquidity Services’ management is responsible for Liquidity Services’ financial statements, internal controls and financial reporting process. Liquidity Services’ independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee was established for the purpose of representing and assisting the Board of Directors in overseeing Liquidity Services’ accounting and financial reporting processes and audits of Liquidity Services’ annual financial statements, including the integrity of Liquidity Services’ financial statements, Liquidity Services’ compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, and the performance of Liquidity Services’ independent auditors. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee:
F. David Fowler, Chair
Patrick W. Gross
Franklin D. Kramer

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid by us for the periods indicated to our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer. We refer to these individuals collectively as the “named executive officers” elsewhere in this proxy statement.

				Long-term
				compensation
	Annual compensation			Awards
				Securities
				underlying	All other
Name and principal position	Fiscal Year	Salary	Bonus	options (#)	compensation(1)
William P. Angrick, III	2006	$240,000	$300,000	175,000	$7,000
Chairman and Chief Executive Officer	2005	212,917	—	—	5,250
Jaime Mateus-Tique	2006	210,000	200,000	135,000	7,000
President, Chief Operating Officer	2005	182,500	72,000	—	5,250
Benjamin Brown	2006	185,000	209,688	75,000	3,000
Chairman, LSI’s Technology Advisory Committee, and Chief Technology Officer, Government Liquidation.com, LLC	2005	181,731	65,830	—	2,870
James M. Rallo(2)	2006	200,000	140,000	105,000	10,125
Chief Financial Officer and Treasurer	2005	121,282	100,000	250,000	2,667
Thomas B. Burton	2006	225,000	438,290	75,000	21,720 (3)
President and Chief Operating Officer, Government Liquidation.com, LLC	2005	223,269	109,991	59,500	3,784

(1)          All other compensation represents matching contributions made by us to the Liquidity Services, Inc. 401(k) Profit Sharing Plan and Trust (on behalf of Messrs. Angrick, Mateus-Tique and Rallo) and the Government Liquidation.com, LLC 401(k) Plan (on behalf of Messrs. Brown and Burton).

(2)          Mr. Rallo joined our company in February 2005.

(3)          Includes $3,750 for matching contributions made by us the Government Liquidation.com, LLC 401(k) and $17,970 for the lease of a vehicle on Mr. Burton’s behalf.

Stock Options

The table below contains information concerning the grants of options to purchase shares of our common stock to the named executive officers during the year ended September 30, 2006. The percentage of total options granted to the named executive officers set forth below is based on an aggregate of 1,531,500 shares subject to options granted to our employees during the fiscal year ended September 30, 2006.

Option Grants in Last Fiscal Year

	Number of securities underlying options	Percent of total options granted to employees in	Exercise	Expiration	Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	granted	last fiscal year	price	date	5%	10%
William P. Angrick, III	75,000	4.9%	$7.00	12/22/2015	$330,170	$836,715
	100,000	6.5	17.63	9/21/2016	848,118	2,394,769
Jaime Mateus-Tique	60,000	3.9%	7.00	12/22/2015	264,136	669,372
	75,000	4.9	17.63	9/21/2016	636,089	1,796,077
Benjamin Brown	75,000	4.9%	12.89	3/30/2016	607,984	1,540,751
James M. Rallo	75,000	4.9%	7.00	10/28/2015	330,170	836,715
	30,000	2.0	12.89	3/30/2016	243,194	616,300
Thomas B. Burton	75,000	4.9%	12.89	3/30/2016	607,984	1,540,751

The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table provides information regarding the stock options exercised in fiscal 2006 by our named executive officers and the number of shares of our common stock represented by outstanding options held by our named executive officers as of September 30, 2006.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)	(#)	($)	($)
William P. Angrick, III	—	—	75,000	100,000	644,250	0
Jaime Mateus-Tique	—	—	60,000	75,000	515,400	0
Benjamin Brown	—	—	0	75,000	0	202,500
James M. Rallo	—	—	75,208	186,042	984,577	1,864,111
Thomas B. Burton	—	—	18,593	115,907	234,086	717,519

COMPENSATION COMMITTEE REPORT

The Compensation Committee administers Liquidity Services’ executive compensation program. The role of the Committee is to oversee Liquidity Services’ compensation structure, policies and programs; administer its incentive-compensation and equity-based compensation plans, including approving stock option and other stock incentive awards for executive officers; review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and approve the CEO’s compensation level; oversee the evaluation of other executive officers and set their compensation based upon the recommendation of the CEO; review and approve the structure of employment and severance arrangements and other benefit plans pertaining to executive officers; and review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

The Compensation Committee’s Charter reflects these various responsibilities. The Committee’s membership is determined by the Board of Directors, and each member of the Committee is an independent director. The Committee meets at scheduled times throughout the year, and also considers and may take action by written consent. The Committee has the authority to retain, at Liquidity Services’ expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

General Compensation Philosophy

Liquidity Services’ executive compensation programs are designed to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous improvement of revenue, earnings and growth in stockholder value, and align executives’ interests with those of our stockholders. The goal of Liquidity Services’ compensation programs is to attract, retain and motivate key executives, and encourage a long-term commitment to Liquidity Services. To achieve these objectives, the Committee uses a variety of compensation elements, including:

•       base salary;

•       annual cash incentive compensation;

•       long-term incentive compensation; and

•       certain other compensation and benefits.

The Committee seeks to set executive compensation at appropriate and competitive levels. The Committee also considers recommendations from the Chairman and CEO regarding total compensation for those executives other than himself. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

Base Salary

The fiscal 2006 salaries of the named executive officers are shown in the “Salary” column of the Summary Compensation Table. Salaries for executive officers are designed to be competitive compared with prevailing market rates for equivalent positions at companies with similar business characteristics, revenue and market capitalization profiles, and are based on a variety of factors, including level of responsibility, performance, and the recommendations of the Chairman and CEO (other than with respect to his own compensation). The Committee generally reviews executive salaries annually and makes salary adjustments based on the factors discussed above.

Annual Incentive Compensation

The Board of Directors adopted the 2006 Omnibus Long-Term Incentive Plan on December 2, 2005. The purpose of the performance plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of Liquidity Services or its subsidiaries. The Committee determined that fiscal 2006 target awards under the performance plan for each of our named executive officers would be based on the whether Liquidity Services exceeded certain earnings before interest, taxes depreciation and amortization (EBITDA) targets and the achievement of certain strategic objectives. The Committee established the performance goals and performance targets applicable under the performance plan for cash bonuses executive officers were eligible to earn for fiscal year 2006. For each of our named executive officers, the target award was based on Liquidity Services’ achievement of established fiscal year 2006 EBITDA goals and the individual achievements of our named executive officers. The Committee also retained discretion to pay an additional discretionary bonus amount based upon the achievement of certain strategic goals. The awards under the plan for fiscal 2006 paid to each of the named executive officers are shown in the “Bonus” column of the Summary Compensation Table. In determining the amount of these awards, the Committee assessed the Company’s and each executive’s performance measured against the previously set financial and strategic objectives. The assessment included a review of Liquidity Services’ fiscal 2006 EBITDA and the achievement by Liquidity Services of significant milestones, including the successful completion of our initial public offering, and the individual achievements of each executive officer.

In September and December 2006, the Committee established the performance goals and performance targets applicable under the performance plan for cash bonuses that the named executive officers are eligible to earn for fiscal year 2007. For each of our named executive officers, the target awards are based on Liquidity Services’ achievement of established fiscal year 2007 EBITDA performance goals and the individual achievements of our named executive officers. The Committee also retained discretion to pay an additional discretionary bonus amount based upon the achievement of certain strategic goals.

Long-Term Incentive Compensation

During fiscal 2006, Liquidity Services granted stock options under two stock option plans. In January 2006, the Board amended Liquidity Services’ 2005 Stock Option and Incentive Plan to provide that no further awards would be granted under that plan as of the date the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan was approved by Liquidity Services’ stockholders. In December 2005, Liquidity Services established the 2006 plan, which provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards and other stock-based awards. The purpose of the 2006 plan is to enhance the profitability and value of Liquidity Services for the benefit of its stockholders by enabling Liquidity Services to offer eligible employees, consultants and non-employee directors stock-based and other incentives (thereby creating a means to raise the level of equity ownership by such individuals) and provide other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and Liquidity Services’ stockholders.

The Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Committee considers factors such as market data, the executive’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the CEO are also taken into consideration.

Compensation of the CEO

The Committee meets annually to review the CEO’s compensation. In reviewing each element of the CEO’s compensation, the Committee considers the factors described above, with particular attention to market data, the Company’s performance measured against previously established objectives, the specific results achieved by the CEO, significant milestones achieved by Liquidity Services under the CEO’s direction, and his potential future impact on the Company.

Base Salary

For fiscal 2006, Mr. Angrick received $240,000 in base salary, compared to a base salary of $212,917 for fiscal 2005. This increase was based on market data, as well as the Committee’s evaluation of Mr. Angrick’s individual performance. For fiscal 2007, the Committee recommended to the independent members of the Board of Directors (the “Independent Directors”), and the Independent Directors approved, an increase in Mr. Angrick’s base salary to $275,000 based on Mr. Angrick’s individual performance during fiscal 2006, as well as market data, and the significant milestones achieved by the Company during fiscal 2006.

Annual Incentive Compensation

In September 2006, the Committee approved a bonus for Mr. Angrick of $300,000 for fiscal 2006. The Committee recommended the payment of this amount as a result of the Company’s performance measured against the previously established financial and strategic objectives described above. The Committee also considered Mr. Angrick’s individual performance, including his leadership and success in implementing the Company’s strategic objectives, including the successful completion of the Company’s initial public offering in fiscal 2006.

In February 2006, the Committee approved the performance goals and performance targets applicable under the performance plan for cash bonuses that Mr. Angrick is eligible to earn for fiscal 2007. These targets are the same as described above with respect to the other named executive officers.

Long-Term Incentives

As part of his compensation for performance in fiscal 2006, the Committee approved a grant of stock options to purchase 75,000 shares to Mr. Angrick with a grant date of December 22, 2005. The vesting of these options was linked to the performance of the Company’s common stock for a trailing 20 day trading period; these vesting provisions have been fully satisfied and, as a result, these options are now fully vested. The Committee also approved a grant of stock options to purchase 100,000 shares to Mr. Angrick with a grant date of September 21, 2006. 25% of the stock options under this grant vest on the one-year anniversary of the grant date, with the remaining options vesting in thirty-six monthly installments thereafter. The Committee recommended the amount of these awards based on comparative market data and Mr. Angrick’s individual performance, both of which are described above.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code), limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”). However, performance-based compensation is excluded from this limitation if certain requirements are met. Although the 2006 Plan is currently not subject to Section 162(m) because Section 162(m) provides for a grace period following an initial public offering, the 2006 Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) at such time as the 2006 Plan becomes subject to Section 162(m).

The Compensation Committee:
Patrick W. Gross, Chair
Phillip A. Clough
Franklin D. Kramer

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in fiscal 2006 were Messrs. Gross, Clough and Kramer. No member of the Compensation Committee has been an officer or employee of Liquidity Services or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee. Mr. Clough is a General Partner of ABS Capital Partners, affiliates of which have invested in our company. Certain transactions and relationships between us and the ABS Capital Entities that currently are taking place or exist, or that took place or existed in fiscal 2006, are described above under “Certain Relationships and Related Party Transactions.”

PERFORMANCE GRAPH

The following chart shows how $100 invested in our common stock on February 23, 2006, the day our common stock began trading on the NASDAQ Stock Market, Inc., would have grown through the period ended September 30, 2006, compared with: (a) the Russell 2000 Index, and (b) an index of companies in our SIC industry classification group, business services, each over that same period. The comparison assumes reinvestment of dividends. The stock performance in the graph is included to satisfy our SEC disclosure requirements, and is not intended to forecast or to be indicative of future performance.

Company/Index/Market	2/23/2006	9/29/2006
Liquidity Services, Inc.	100.00	155.90
Business Services, NEC	100.00	89.88
Russell 2000 Index	100.00	99.37

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans under which shares of our common stock are authorized for issuance to directors, employees and consultants: the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. The following table provides information as of September 30, 2006 about outstanding options and shares reserved for issuance under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,990,196	$9.48	3,889,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,990,196	$9.48	3,889,000

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND INDEMNIFICATION

Change in Control Arrangements

We have granted stock options to our executive officers, including all of our named executive officers. Under the option agreements, if we experience a change in control or other qualifying corporate transaction, all of the options will vest in full, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with a substantially equivalent option. If the surviving company assumes or replaces the options, no such acceleration of vesting shall occur.

The term “corporate transaction” is defined in the option agreements.

Employment Agreements

We have entered into employment agreements with all of our named executive officers.

We entered into an employment agreement with Mr. Angrick effective as of January 1, 2004. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary of $210,000, which may be increased but not decreased. During fiscal year 2006, Mr. Angrick received a salary of $240,000, which was approved by the Compensation Committee. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee, subject to the achievement of certain milestones.In addition, he is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement also provides that if his employment with our company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick is entitled to receive (1) his base salary through the date of termination and all other unpaid amounts and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination. Mr. Angrick’s employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

We entered into an employment agreement with Mr. Mateus-Tique effective as of January 1, 2004. The agreement provides that Mr. Mateus-Tique will be employed as our President and Chief Operating Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $180,000, which may be increased but not decreased. During fiscal year 2006, Mr. Mateus-Tique received a salary of $210,000, which was approved by the Compensation Committee. Mr. Mateus-Tique is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee, subject to the achievement of certain milestones. He is also eligible to receive bonuses for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Mateus-Tique’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Mateus-Tique’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Mateus-Tique for good reason, Mr. Mateus-Tique is entitled to receive (1) his base salary through the date of termination and all other unpaid amounts and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Mateus-Tique will be payable within 30 days of notice of termination. Mr. Mateus-Tique’s employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

We entered into an employment agreement with Mr. Brown effective as of June 15, 2001. The agreement provides that Mr. Brown will be employed as Chief Technology Officer of Government Liquidation.com, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $135,000. During fiscal year 2006, Mr. Brown received a salary of $185,000, which was approved by the Compensation Committee. This agreement also provides that if his employment with our company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Brown for good reason, Mr. Brown is entitled to receive (1) his base salary through the date of termination ; (2) a lump-sum severance package equal to six months of the sum of his base salary; and (3) healthcare benefits for six months. All severance payments made by us to Mr. Brown will be conditioned upon Mr. Brown’s execution of a release of all claims against us, our affiliates, officers, directors and employees. If Mr. Brown is re-employed or becomes self-employed, we may, at our option, eliminate or otherwise reduce the amount of payments owed to Mr. Brown because of termination due to disability, termination by us without good cause or termination by Mr. Brown for good reason. Mr. Brown’s employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

We entered into an employment agreement with Mr. Rallo effective as of February 21, 2005. The agreement provides that Mr. Rallo will be employed as our Chief Financial Officer and Treasurer until February 20, 2009. Mr. Rallo is entitled to receive an annual base salary under the agreement of not less than $200,000 and annual increases of no less than 5% of the initial base salary. During fiscal year 2006,

Mr. Rallo received a salary of $200,000, which was approved by the Compensation Committee. Mr. Rallo is also eligible for an annual incentive bonus of up to 50% of his salary and it must be at least $50,000, subject to the achievement of certain deliverables and milestones. He is also eligible to receive 6% of annualized cash savings generated for our company in the first annual period such cost savings are implemented, subject to a cap of $100,000. Mr. Rallo also received pursuant to the agreement options to purchase 250,000 shares of our common stock in February 2005 at a per share exercise price equal to $2.00, which was the fair value of our common stock on the date of grant as determined by our board of directors. The options granted pursuant to this agreement vest 25% upon the date of the grant and 2.083% per month thereafter for the following 36 months. This agreement also provides that if his employment with our company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive (1) his base salary through the date of termination and all other unpaid amounts, (2) a lump-sum severance package equal to twelve months of the sum of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years and (3) a lump-sum amount that shall initially equal $100,000 and shall decrease by 10% each month from February 2005 until December 2005. After December 2005, the lump-sum amount equal to $100,000 will be zero. All severance payments made by us to Mr. Rallo will be payable within 30 days of notice of termination. Mr. Rallo’s employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

We entered into an employment agreement with Mr. Burton effective as of June 15, 2001, with a one-year term with automatic one year renewals. The agreement provides that Mr. Burton will be employed as President of Government Liquidation, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $175,000. During fiscal year 2006, Mr. Burton received a salary of $225,000, which was approved by the Compensation Committee. In addition, Mr. Burton is eligible to receive a bonus upon the attainment of certain performance milestones. This agreement also provides that if his employment with our company is terminated by us other than for good cause or Mr. Burton’s disability or death, Mr. Burton is entitled to receive (1) his base salary through the date of termination and (2) a lump-sum severance package equal to six months of the sum of his base salary plus healthcare benefits. All severance payments made by us to Mr. Burton will be conditioned upon Mr. Burton’s execution of a release of all claims against us, our affiliates, officers, directors and employees. Mr. Burton’s employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

We also have confidentiality, noncompetition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, compete with us or hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relations. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our company.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by the General Corporation Law of the State of Delaware (DGCL), our certificate of incorporation provides that a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our certificate of incorporation and bylaws contain provisions requiring indemnification of our directors and executive officers to the fullest extent authorized by the DGCL, and permitting the indemnification of our other employees and agents (and employees and agents of our subsidiaries and affiliates) to the fullest extent authorized under the DGCL. We have entered into indemnification agreements with each of our directors, named executive officers, and other employees who perform the duties of specific corporate officer positions identified in our bylaws. These agreements provide for indemnification to the fullest extent permitted by the DGCL.

We also may purchase and maintain insurance on behalf of any of our officers, directors, employees or agents. All of our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Mr. Clough is also indemnified by ABS Capital Partners and is covered by a directors’ and officers’ liability insurance policy provided by ABS Capital Partners in connection with his service on our Board of Directors.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC, 20036, to the attention of the Corporate Secretary, no later than September 28, 2007.

Our bylaws, as permitted by the rules of the SEC, contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•       the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company;

•       such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

•       if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

•       if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to the Corporate Secretary at the principal executive officers of the Company not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2008 Annual Meeting of Stockholders, it must be received no earlier than October 18, 2007 and no later than November 17, 2007.

If, however, the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of:

•       the 90th day prior to such annual meeting, or

•       the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Such notice shall set forth the following information:

•       as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;

•       as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•       as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•        the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

•        the class and number of shares of the Company’s stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

•        a representation whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNEX 1

LIQUIDITY SERVICES, INC

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

Section—One:  Organization

1.1   Independence.   This charter governs the operations of the Audit Committee of Liquidity Services, Inc. (“LSI” or “the Company”). The Board of Directors of LSI (the “Board”) shall appoint an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

1.2   Financial Expertise.   Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert,” as defined by applicable laws, rules and regulations and the applicable stock exchange listing standards.

1.3   Member Limitations.   Members shall not serve on more than three public company audit committees simultaneously.

1.4   Meeting Requirements.   The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

Section—Two:  Purpose

2.1   Oversight Requirements.   The purpose of the Committee shall be to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the preparation and integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the Company’s internal controls and procedures; and (iv) the performance of the Company’s internal audit function and independent auditors.

2.2   Reporting Requirements.   As applicable, the Audit Committee shall prepare the report that the rules of the Securities and Exchange Commission (“SEC”) require to be included in the Company’s annual proxy statement.

2.3   Use of Outside Experts.   The Committee shall retain, and the Company shall compensate at the direction of the Committee, such outside legal, accounting, or other advisors, as the Committee considers necessary in discharging its oversight role.

2.4   Communication.   The Committee may request any officer or employee of the Company, the Company’s internal or outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In addition, the Committee may meet with management, the independent auditor and others in separate private sessions to discuss any matter that the Committee, management, the independent auditor or such other persons believe should be discussed privately, and the Committee shall meet separately with such persons as may be required by applicable laws, the rules and regulations of the SEC or the applicable stock exchange listing standards. The Committee shall have direct access to management, internal staff, the independent auditor, the corporate compliance staff and the Company’s internal and outside legal counsel, both at meetings and otherwise.

Section—Three:  Duties and Responsibilities

3.1   Delegation of Duties.   The Board has delegated to the Committee the duties, responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

3.2   Corporate Tone.   The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

3.3   Principal Duties.   The following shall be the principal duties and responsibilities of the Committee. The Board may supplement these duties and responsibilities as it deems appropriate.

3.3.1   Independent Auditors.   The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for LSI, and the independent auditors shall report directly to the Committee.

3.3.2   Independent Auditors Qualifications.   At least annually, the Committee shall obtain and review a report by the independent auditors describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditors’ independence). After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Company’s personnel responsible for the internal audit function. The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules (the lead audit partner may not serve in such capacity for more than five years).

3.3.3   Independent Auditors Approval.   The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

3.3.4   Audit Scope.   The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

3.3.5   Audit Review Process.   The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

3.3.6   Quarterly Review Process.   The Committee shall review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

3.3.7   Annual Review Process.   The Committee shall review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any specific remedial actions adopted in light of material control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

3.3.8   Auditor Committee Report.   The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management.

3.3.9   Related Party Transactions.   The Committee shall review and approve all related party transactions. The term “related party transaction” as used in this Charter shall have the meaning set forth in Item 402 of Regulation S-K of the Securities Act of 1933.

3.3.10   Press Releases.   The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3.3.11   Internal Controls.   The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment. The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC. The committee will also review the policies and procedures with respect to officer’s expense accounts and perquisites, including use of corporate assets and consider the results of any review of these areas by the internal auditor or the independent auditor.

3.3.12   Compliance Review.   The Committee shall review the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct to monitor compliance with such programs. The Committee shall conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

3.3.13   Risk Assessment.   The Committee shall review the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.3.14   Complaint Process.   The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.3.15   Hiring Practices.   The Committee shall set hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

3.3.16   Budget.   The Committee, shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.3.17   Evaluation.   The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee shall review and reassess its performance and the charter at least annually and submit proposed revisions, if any, for the approval of the Board of Directors.

* * * * *

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of the Corporation’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent accounting firm to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles. The Committee’s authority, duties and responsibilities are discharged through evaluating reports given to the Committee, presentations made to the Committee and other significant financial reporting decisions reported to the Committee by management and the independent accounting firm.

* * * * *

As adopted by the Board of Directors on January 23, 2006.

ANNUAL MEETING OF STOCKHOLDERS OF

February 15, 2007
Please date, sign and mail
 your proxy card in the
 envelope provided as soon
 as possible.

↓Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.  Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	William P. Angrick, III F David Fowler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ô
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal 2007.	☐	☐	☐

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LIQUIDITY SERVICES 2007 ANNUAL MEETING ADMISSION TICKET
 Thursday, February 15, 2007, at 11:00 A.M. at
the offices of Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC 20036

 Please retain and present this ticket for admission to the meeting.

From Washington Dulles International Airport:

Take Route 66 to the Theodore Roosevelt Bridge. At the end of the bridge take Constitution Avenue at 18th Street and Constitution Avenue - turn left. Follow 18th Street to L Street and turn right. The entrance to the building is on L Street at Connecticut and L.

From Reagan National Airport:

Take I-395 North to the 14th Street Bridge. You will be on 14th Street at the end of the bridge. Follow 14th Street to K Street and turn left onto K Street. Follow K Street to 18th Street and turn right at the corner of 18th and K Streets. Go one block to L Street and turn right onto L Street. The entrance to the building is on L Street at Connecticut and L.

Parking:

The entrance to the parking garage (Central Parking) is on 18th Street on the right side of the street at the traffic light in the middle of block.

Offices of Gibson, Dunn & Crutcher LLP:

Proceed to the security desk in the main lobby of the office building on the first floor. Take the elevator to the offices of Gibson, Dunn & Crutcher on the second floor; the receptionist will direct you to the meeting.

LIQUIDITY SERVICES, INC.
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited by the Board of Directors of Liquidity Services, Inc.
 for the Annual Meeting of Stockholders
 Thursday, February 15, 2007, 11:00 a.m.
at the offices of Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, DC 20036

     The undersigned hereby appoints William P. Angrick, III and James E. Williams, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all the shares of common stock held of record by the undersigned on January 23, 2007, at the Annual Meeting, or any adjournment or postponement.

     If no other indication is made, the proxies will vote for the election of the nominees for Director: William P. Angrick, III and F. David Fowler, and in accord with the Directors’ recommendations on the other subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

February 15, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE — Call toll-free 800-662-7232 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
(International Callers should dial 1-781-575-2879)

-OR-

INTERNET — Access www.computershare.com/equiserve and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 800-662-7232 or www.computershare.com/equiserve up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.  Election of Directors

NOMINEES:
☐	FOR ALL NOMINEES	O	William P. Angrick, III F David Fowler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ô
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal 2007.	☐	☐	☐

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET

Registered stockholders can elect to receive Liquidity Services, Inc.’s future proxy materials, including the proxy statement, annual report to stockholders and proxy card, via the Internet. To enroll, please go to our transfer agent’s website at www.computershare.com/equiserve. You will need to enter the company number and your account number as provided above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.